Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 9, 2014 with respect to the consolidated financial statements of Desert Newco, LLC, included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-196615) and related Prospectus of GoDaddy Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

February 11, 2015